Period Ended May 31, 2005

John Hancock Strategic Series
  John Hancock Strategic Income Fund
Series - 1
NAV per share - Class C
$6.99
NAV per share - Class I
$6.99
NAV per share - Class R
$6.99
Dividends from net investment
income
Per share - Class C
0.3092
Per share - Class I
0.3847
Per share - Class R
0.3442
Distribution from capital gain
Per share - Class B
0.0382
Per share - Class C
0.0382
Per share - Class I
0.0382
Per share - Class R
0.0382

 John Hancock High Income Fund
Series -  2
NAV per share - Class C
$9.93
NAV per share - Class I
$9.93
Dividends from net investment
income
Per share - Class C
0.5307
Per share - Class I
0.6368